Exhibit 12

ONCOR ELECTRIC DELIVERY COMPANY
Ratio of Earnings to Fixed Charges
Millions of Dollars

                                                                     Three Months Ended
                                                                          March 31,
                                                                    --------------------
                                                                       2003       2002
EARNINGS:
   Net income (loss)                                                      61         71
   Add: Total federal income taxes (benefit)                              31         35
        Fixed charges (see detail below)                                  83         64
        Preferred dividends of subsidiaries                                0          0
                                                                    --------   --------
           Total earnings                                                175        170
                                                                    ========   ========

FIXED CHARGES:
   Interest expense (excludes capitalized interest)                       82         63
   Rentals representative of the interest factor                           1          1
   Distributions on preferred trust securities of subsidiaries             0          0
                                                                    --------   --------
      Fixed charges deducted from earnings                                83         64
   Preferred dividends of subsidiaries (pretax)                            0          0
                                                                    --------   --------
      Total fixed charges                                                 83         64

   Preferred dividends of registrant (pretax)                              0          0

                                                                    --------   --------
      Fixed charges and preferred dividends                               83         64
                                                                    ========   ========

   RATIO OF EARNINGS TO FIXED CHARGES                                   2.11       2.66
                                                                    ========   ========

   RATIO OF EARNINGS TO COMBINED FIXED
    CHARGES AND PREFERRED DIVIDENDS                                     2.11       2.66
                                                                    ========   ========

ONCOR ELECTRIC DELIVERY COMPANY
Ratio of Earnings to Fixed Charges
Millions of Dollars


                                                                         Twelve Months Ended December 31,
                                                                    ------------------------------------------
                                                                      2002       2001       2000       1999
EARNINGS:
   Income (loss) from continuing operations                              245        228        226        223
   Add: Total federal income taxes (benefit)                             118        119        120        106
        Fixed charges (see detail below)                                 274        280        270        286
        Preferred dividends of subsidiaries                                0          0          0          0
                                                                    --------   --------   --------   --------
        Total earnings                                                   637        627        616        615
                                                                    ========   ========   ========   ========

FIXED CHARGES:
   Interest expense, excluding capitalized interest                      270        274        264        281
   Rentals representative of the interest factor                           4          6          6          5
   Distributions on preferred trust securities of subsidiaries             0          0          0          0
                                                                    --------   --------   --------   --------
      Fixed charges deducted from earnings                               274        280        270        286
   Preferred dividends of subsidiaries (pretax)                            0          0          0          0
                                                                    --------   --------   --------   --------
      Total fixed charges                                                274        280        270        286

   Preferred dividends of registrant (pretax)                              0          0          0          0

                                                                    --------   --------   --------   --------
      Fixed charges and preferred dividends                              274        280        270        286
                                                                    ========   ========   ========   ========

   RATIO OF EARNINGS TO FIXED CHARGES                                   2.32       2.24       2.28       2.15
                                                                    ========   ========   ========   ========

   RATIO OF EARNINGS TO COMBINED FIXED
    CHARGES AND PREFERRED DIVIDENDS                                     2.32       2.24       2.28       2.15
                                                                    ========   ========   ========   ========